Exhibit 99.4

YOUR VOTE IS IMPORTANT 24 HOURS A DAY, 7 DAYS A WEEK	VOTE BY INTERNET/TELEPHONE

INTERNET		TELEPHONE		MAIL
https://www.proxyvote.com		(800) 454-8683

•       Go to the website address listed above to submit your voting instructions up until 11:59 P.M. Eastern Time on August 6, 2015.

•       Have your proxy card ready.

•       Follow the simple instructions that appear on your computer screen.

	OR	• Use any touch tone telephone to submit your voting instructions up until 11:59 P.M. Eastern Time on August 6, 2015. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the enclosed envelope.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

AXIS CAPITAL HOLDINGS LIMITED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael A. Butt and Conrad D. Brooks, and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the common shares of AXIS Capital Holdings Limited (“AXIS”) held in the name of the undersigned at the close of business on May 18, 2015 on all matters presented at the Special General Meeting of Shareholders of AXIS to be held on August 7, 2015 at 92 Pitts Bay Road, Pembroke HM 08, Bermuda, and at any postponement or adjournment thereof.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BY MAIL OR PROPERLY SUBMITTED VIA THE INTERNET OR BY PHONE, THE COMMON SHARES THAT IT REPRESENTS WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE COMMON SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

(Continued, and to be marked, signed and dated, on the other side)

To include any comments, please mark this box.  ☐

Important Notice Regarding the Availability of Proxy Materials for the

Special General Meeting of Shareholders to be Held on August 7, 2015:

The Joint Proxy Statement/Prospectus is available at https://www.proxyvote.com.

Please mark, sign and date your proxy card and return it in the enclosed envelope.	PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE ☒

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 and 4.

1.	To approve amending the AXIS bye-laws by inserting the words “(including for the purposes of Section 106(4A) of the Act)” after the first mention of the word “business” in bye-law 38 (Quorum for general meetings) and after the word “meeting” in subparagraph (1) of bye-law 43 (Voting at meetings).	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve and adopt the amalgamation agreement, the statutory amalgamation agreement and the amalgamation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to AXIS’ named executive officers in connection with the amalgamation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To adjourn the AXIS special general meeting, if necessary or appropriate, to solicit additional proxies, if there are insufficient votes to approve the amalgamation proposal at such special general meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their judgment, upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

The undersigned acknowledge(s) receipt prior to the execution of this proxy of a notice of special general meeting of shareholders and a joint proxy statement/prospectus dated June 1, 2015.

DATE: , 2015

PRINT NAME(S)/(CAPACITY)

SIGNATURE(S)

IMPORTANT: Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer or in another representative capacity, please indicate the capacity in which you are signing.

YOUR VOTE IS IMPORTANT 24 HOURS A DAY, 7 DAYS A WEEK	VOTE BY INTERNET/TELEPHONE

INTERNET		TELEPHONE		MAIL
https://www.proxyvote.com		(800) 454-8683

•       Go to the website address listed above to submit your voting instructions up until 11:59 P.M. Eastern Time on August 6, 2015.

•       Have your proxy card ready.

•       Follow the simple instructions that appear on your computer screen.

	OR	• Use any touch tone telephone to submit your voting instructions up until 11:59 P.M. Eastern Time on August 6, 2015. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the enclosed envelope.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

AXIS CAPITAL HOLDINGS LIMITED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael A. Butt and Conrad D. Brooks, and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the preferred shares of AXIS Capital Holdings Limited (“AXIS”) held in the name of the undersigned at the close of business on May 18, 2015 on all matters on which preferred shares are entitled to vote presented at the Special General Meeting of Shareholders of AXIS to be held on August 7, 2015 at 92 Pitts Bay Road, Pembroke HM 08, Bermuda, and at any postponement or adjournment thereof.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BY MAIL OR PROPERLY SUBMITTED VIA THE INTERNET OR BY PHONE, THE PREFERRED SHARES THAT IT REPRESENTS WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PREFERRED SHARES WILL BE VOTED FOR PROPOSALS 2 AND 4, BEING THE ONLY PROPOSALS ON WHICH THE PREFERRED SHARES ARE ENTITLED TO VOTE.

(Continued, and to be marked, signed and dated, on the other side)

To include any comments, please mark this box.  ☐

Important Notice Regarding the Availability of Proxy Materials for the

Special General Meeting of Shareholders to be Held on August 7, 2015:

The Joint Proxy Statement/Prospectus is available at https://www.proxyvote.com.

Please mark, sign and date your proxy card and return it in the enclosed envelope.	PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE ☒

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 2 and 4.

2.	To approve and adopt the amalgamation agreement, the statutory amalgamation agreement and the amalgamation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To adjourn the AXIS special general meeting, if necessary or appropriate, to solicit additional proxies, if there are insufficient votes to approve the amalgamation proposal at such special general meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their judgment, upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

The undersigned acknowledge(s) receipt prior to the execution of this proxy of a notice of special general meeting of shareholders and a joint proxy statement/prospectus dated June 1, 2015.

DATE: , 2015

PRINT NAME(S)/(CAPACITY)

SIGNATURE(S)

IMPORTANT: Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer or in another representative capacity, please indicate the capacity in which you are signing.